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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement of Panera Bread Company on form S-8, to be filed on or about June 29, 2001, of our report dated March 2, 2001 on our audit of the consolidated financial statements and financial statement schedule of Panera Bread Company as of December 30, 2000, and for each of the three years in the period ended December 30, 2000, which report is included in the Annual Report on Form 10-K.

/S/ PRICEWATERHOUSECOOPERS L.L.P.

St. Louis, Missouri
June 29, 2001